UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2006

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 E. Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement

On September 25, 2006, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (the “Underwriters”) in connection with the sale of 2,500,000 shares of the Company’s common stock to the Underwriters. The shares are being offered at $94.75 per share, and the Underwriters expect to deliver the shares to the purchasers on or about September 29, 2006.  The Company has granted the Underwriters a thirty-day option to purchase up to 375,000 additional shares of its common stock to cover over-allotments.  All shares will be offered by the Company pursuant to an effective shelf registration statement on Form S-3 on file with the Securities and Exchange Commission.

Item 8.01               Other Events

On September 25, 2006, the Company announced that it had agreed to sell 2,500,000 shares of common stock in a follow-on public offering.  Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC are acting as joint bookrunning managers in connection with the offering.  The Company has granted the underwriters a thirty-day option to purchase up to 375,000 additional shares to cover over-allotments, if any.  The offering is expected to close on Friday, September 29, 2006, subject to customary closing conditions.

Item 9.01               Financial Statements and Exhibits

(c)	Exhibits

1.1

Underwriting Agreement, dated September 25, 2006, between Alexandria Real Estate Equities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC., as representatives of the several Underwriters named therein.

	99.1	Press release dated September 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: September 26, 2006	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer